UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018
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NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01       Entry into a Material Definitive Agreement.

On September 28, 2018, NioCorp Developments Ltd. (the “Company”) closed the second and final tranche (the “Second Tranche Closing”) of its previously announced non-brokered private placement (the “Private Placement”) of units of the Company (the “Units”), each of which consists of one of the Company’s common shares, without par value (the “Common Shares”), and one half of one of the Company’s Common Share purchase warrants (the “Warrants”). Each whole Warrant is exercisable for one Common Share at a price of C$0.75 at any time prior to 4:30 p.m. (Vancouver time) on September 28, 2020.

In connection with the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contain the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors.

The above summary of the material terms of the Subscription Agreements is qualified in its entirety by the actual terms and conditions of the Form of Subscription Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 18, 2018 and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement

On September 28, 2018, in connection with the Second Tranche Closing, the Company issued 2,057,571 Units at a price of C$0.63 per Unit, for aggregate gross proceeds of C$1.3 million. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act of 1933 (the “Securities Act”)), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants the investors made to the Company in connection with their purchase of the Units.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Conversion of Convertible Security

As previously disclosed, on December 14, 2015, the Company entered into a definitive convertible security funding agreement with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”), and issued to Lind an initial convertible security (the “Convertible Security”).

On September 26, 2018, the Company issued 995,419 Common Shares to Lind upon conversion of U.S.$350,000 in principal amount of the Convertible Security at a conversion price of C$0.45773 per Common Share. The Common Shares were issued, among other exemptions, pursuant to Section 3(a)(9) of the Securities Act in connection with the voluntary conversion of a portion of the amount outstanding under the Convertible Security and based upon representations and warranties of Lind in connection therewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-55710) filed on September 18, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: October 2, 2018	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer